Exhibit 10.8

JOHN DEERE MID-TERM INCENTIVE PLAN

Section 1. Establishment and Purpose

1.1  Establishment of the Plan. Deere & Company, a Delaware corporation (the “Company”), hereby establishes a mid-term incentive compensation plan to be known as the “John Deere Mid-Term Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the awarding of cash bonuses to Employees of the Company, based on the achievement of preestablished performance goals over a performance period longer than one fiscal year.

Upon approval by the Board of Directors of the Company, subject to approval by the shareholders, the Plan shall become effective as of November 1, 2002 (the “Effective Date”) and shall remain in effect until terminated by the Board or Committee as provided by Section 13 herein.

1.2  Purpose. The purpose of the Plan is to provide Participants with a meaningful mid-term incentive opportunity geared toward the achievement of specific performance goals.

Section 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided) and, when the defined meaning is intended, the term is capitalized.

(a)  “Award Opportunity” means the incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1 herein.

(b)  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c)  “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)  “Committee” means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3 herein, who are not current or former officers or employees of the Company, who are “outside directors” to the extent required by and within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, and who are independent directors pursuant to New York Stock Exchange Rules.

(e)  “Company” means Deere & Company, a Delaware corporation (including any and all subsidiaries), and any successor thereto.

(f)  “Corporate” shall mean Deere & Company and its subsidiaries.

(g)  “Disability” shall have the meaning ascribed to such term in applicable disability or retirement plans of the Company.

(h)  “Effective Date” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

(i)  “Employee” means a full-time or part-time, salaried employee of the Company.

(j)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(k)  “Executive Officers” shall mean any executive officers designated by the Committee for purposes of qualifying payouts under the Plan for exemption from Section 162(m) of the Code.

(l)  “Final Award” means the actual award earned during a Performance Period by a Participant, as determined by the Committee at the end of the Performance Period.

(m)  “Non-corporate” shall mean a specified segment of Deere & Company’s operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, division, product line, or other such segmentation.

(n)  “Participant” means an Employee who is actively participating in the Plan.

(o)  “Performance Period” means the period of time designated as such by the Committee.

(p)  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(q)  “Plan” means the Deere & Company Mid-Term Incentive Plan.

(r)   “Recoupment Policy” means the Company’s Executive Incentive Award Recoupment Policy, as amended from time to time, or any successor policy thereto.

(s)  “Retirement” shall have the meaning ascribed to such term in the John Deere Pension Plan for Salaried Employees, or any successor plan thereto, or in the other applicable retirement plan(s) of the Company.

Section 3. Administration

The Plan shall be administered by the Committee. The Committee may delegate to the Company responsibility for day-to-day administration of the Plan, following administrative guidelines approved from time to time by the Committee.

Subject to the limitations of the Plan, the Committee shall: (i) select from the Employees of the Company, those who shall participate in the Plan, (ii) grant award opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award opportunity granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon all parties.

Section 4. Eligibility and Participation

4.1  Eligibility. All Employees (as defined in Section 2 herein) who are actively employed by the Company in any Performance Period shall be eligible to participate in the Plan for such Performance Period, subject to the limitations of Section 7 herein.

4.2  Participation. Participation in the Plan shall be determined each Performance Period from among Employees of the Company, as determined by the Committee. Employees who are eligible to participate in the Plan shall be so notified in writing, and shall be apprised of the performance goals and related award opportunities for the relevant Performance Period, as soon as is practicable.

4.3  No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, despite having previously participated in the Plan.

Section 5. Award Determination

5.1  Performance Goals. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish performance goals for that Performance Period. Except as provided in Section 11, the goals may be based on any combination of Corporate, Non-corporate, and individual performance. After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the preestablished performance goals at the end of the Performance Period will determine the Final Award amounts. Except as provided in Section 11, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

The Committee also may establish one (1) or more Company-wide performance goals which must be achieved for any Participant to receive an award for that Performance Period.

5.2  Award Opportunities. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish an Award Opportunity for each Participant. The established Award Opportunity shall vary in relation to the job classification of each Participant. Except as provided in Section 11, in the event a Participant changes job levels during a Performance Period, the Participant’s Award Opportunity may be, but is not required to be, adjusted to reflect the amount of time at each job level during the Performance Period.

5.3  Adjustment of Performance Goals. Except as provided in Section 11, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Performance Period if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, have unduly influenced the Company’s ability to meet them or have materially affected the Company’s or divisions’ ability to pay the Awards.

5.4  Final Award Determinations. At the end of each Performance Period, Final Awards shall be computed for each Participant as determined by the Committee. Except as provided in Section 11, each individual award shall be based upon (i) the Participant’s Award Opportunity, (ii) Corporate and Non-corporate performance, and (iii) individual performance (if applicable).

5.5  Limitations. The amount payable to a Participant for any Performance Period shall not exceed $4,500,000.

Section 6. Payment of Final Awards

6.1  Form and Timing of Payment. Final Award payments shall be payable in cash, in one (1) lump sum, on or before the March 15 following the end of each Performance Period.

6.2  Payment of Partial Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Performance Period, the Committee may, in its sole discretion, pay a full or partial Final Award, determined in accordance with Section 5.4 herein.  Any such full or partial Final Award shall be evidenced in writing, and shall be paid in cash, in one (1) lump sum, on or before the March 15 following the end of the Performance Period to which it relates.

6.3  Unsecured Interest. No participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.4  Repayment of Final Awards. Final Awards paid under the Plan shall be subject to the terms of the Company’s Recoupment Policy. The Company shall have the right to recover Final Awards paid under the Plan pursuant to the terms of the Recoupment Policy.

Section 7. Termination of Employment

7.1  Termination of Employment Due to Death, Disability, Retirement, or Transfer to Business Unit Not Included in the Plan. Unless the Committee establishes otherwise at the time of establishing the Award Opportunity, in the event that during the final thirteen calendar months of a Performance Period a Participant’s employment is terminated by reason of death, Disability, Retirement, or transfer to a business unit not included in the Plan, the Final Award, determined in accordance with Section 5.4 herein, for the Performance Period(s) for which the employee is otherwise an eligible Participant shall be paid. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date the Committee determines the definition of Disability to have been satisfied.

Final Award payments thus determined shall be payable in cash, in one (1) lump sum, on or before the March 15 following the end of the Performance Period(s) to which they relate.

7.2  Termination of Employment for Other Reasons. Unless the Committee establishes otherwise at the time of establishing the Award Opportunity, in the event a Participant’s employment is terminated for any reason other than death, Disability, Retirement, or transfer to a business unit not included in the Plan each during the final thirteen calendar months of a Performance Period (of which the Committee shall be the sole judge), all of the Participant’s rights to a Final Award for the Performance Period(s) then in progress shall be forfeited.  However, the Committee, in its sole discretion, may pay a partial Final Award for the portion of any Performance Period that the Participant was employed by the Company, determined in accordance with Section 5.4 herein.  Any such partial Final Award shall be evidenced in writing, and shall be paid in cash, in one (1) lump sum, on or before the March 15 following the end of the Performance Period to which it relates.

Section 8. Rights of Participants

8.1  Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

8.2  Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

Section 9. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant and will be effective only when delivered by the Participant in writing to the designated division of the Company for such purpose during the Participant’s lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

(a)  Participant’s spouse (unless the parties were divorced or legally separated by court decree);

(b)  Participant’s children (including children by adoption);

(c)  Participant’s parents (including parents by adoption); or

(d)  Participant’s executor or administrator.

Payments of benefits, in accordance with Section 7.1, shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one (1) member, benefit payments shall be made in equal shares among members of that class.

Section 10. Deferrals

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash that would otherwise be due to such Participant at the end of a Performance Period.

Section 11. Executive Officers

11.1  Applicability of Section 11. The provisions of this Section 11 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 11 and the other Plan provisions, the provisions of this Section 11 shall control.

11.2  Award Determination. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish performance goals for that Performance Period. Performance measures to be used shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder return; (b) growth in revenues, sales, settlements, market share, customer conversion, net income, operating income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) return on stockholders’ equity; (e)

economic value added; (f) improvements in costs and/or expenses; or (g) shareholder value added. The Committee may select among the performance measures specified from Performance Period to Performance Period which need not be the same for each Executive Officer in a given year.

Prior to the beginning of the final fiscal year of each Performance Period, or as soon as practicable thereafter, the Committee shall establish the Award Opportunity for each Executive Officer.

At the end of the Performance Period and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant’s Award Opportunity, and (ii) Corporate and Non-corporate (if applicable) performance.

11.3  Non-adjustment of Performance Goals. Once established, performance goals shall not be changed during the Performance Period. Participants shall not receive any payout when the Company or Non-corporate segment (if applicable) does not achieve at least minimum performance goals.

11.4  Individual Performance and Discretionary Adjustments. Individual performance shall not be reflected in the Final Award. However, the Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

11.5  Possible Modification. If, on advice of the Company’s tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Sections 5.1, 5.2, 5.3, or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 11, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 11.

Section 12. Change in Control

12.1  Change in Control. In the event that: (a) a Change in Control of the Company, as defined in Section 12.2 below, occurs; or (b) a Potential Change in Control, as defined in Section 12.3 below, occurs and the Committee or the Board determines that the provisions of this Section should be invoked, a Participant who is an Employee as of the date of the Change in Control or Potential Change in Control shall be entitled to, for the Performance Period(s) then in progress in which the Change in Control or Potential Change in Control occurs for which the Employee is a Participant (without regard to any requirement of being an Employee at a later time during the Performance Period), an award determined using (i) the Participant’s Award Opportunities (without any proration of the award opportunities or performance goals for any shortened period created by a Change in Control) and (ii) actual Corporate, Non-corporate, and individual results to the date of the Change in Control or Potential Change in Control.

Awards under this Section 12.1 shall be payable in cash to the Participant on or before the March 15 following the end of the calendar year in which the Change in Control or Potential Change in Control, as the case may be, occurs.

12.2  Definition of a Change in Control. For purposes of Section 12.1, a “Change in Control” means a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) whether or not the Company is then subject to such reporting requirement, provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

(i)  any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than a Participant or group of Participants, the Company or a Subsidiary, or any employee benefit plan of the Company including its trustee) is or becomes the “beneficial owner” (as defined in Rule 13(d-3) under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)  during any period of two (2) consecutive years, there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved but excluding, for this purpose, any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)  the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

12.3  Definition of Potential Change in Control. For purposes of Section 12.1, a “Potential Change in Control” means the happening of any of the following:

(i)  the entering into an agreement by the Company (other than with a Participant or group of Participants), the consummation of which would result in a Change in Control of the Company as defined in paragraph (b) of this Article VII; or

(ii)  the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than a Participant or group of Participants, the Company or a Subsidiary, or any employee benefit plan of the Company including its trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

Section 13. Amendment and Modification

The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the approval of the stockholders of the Company, to the extent required by law or agreement or for any amendment which would require stockholder approval in order for the Plan to continue to comply with Section 162(m), (i) modify the requirements as to eligibility for participation in the Plan, (ii) materially increase the benefits accruing to the Participants under the Plan, or (iii) modify the performance measures as set forth in Section 11.2 hereof. No such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), materially and adversely affect the rights of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution of a Final Award determined by the Committee hereunder to which he or she is otherwise entitled.

Section 14. Miscellaneous

14.1  Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

14.2  Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

14.3  Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.4  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.5  Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

14.6  Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.